AGREEMENT AND PLAN OF MERGER

                                  By and Among

                               SUN BANCORP, INC.,
                                SUN NATIONAL BANK

                                       And

                                 ADVANTAGE BANK

                           Dated as of August 25, 2005

ARTICLE 1
THE MERGER........................................................................................................2
Section 1.1       Consummation of Merger; Closing Date............................................................2
Section 1.2       Effect of Merger................................................................................2
Section 1.3       Further Assurances..............................................................................3
Section 1.4       Directors and Officers..........................................................................3
Section 1.5       Capital Stock...................................................................................3

ARTICLE 2
CONVERSION OF CONSTITUENTS' CAPITAL SHARES........................................................................4
Section 2.1       Manner of Conversion of Advantage Shares........................................................4
Section 2.2       Election and Proration Procedures...............................................................4
Section 2.3       Advantage Stock Options.........................................................................7
Section 2.4       Fractional Shares...............................................................................7
Section 2.5       Effectuating Conversion.........................................................................7
Section 2.6       Determination of Alternative Structures.........................................................9
Section 2.7       Laws of Escheat.................................................................................9
Section 2.8       Dissenting Shares...............................................................................9

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ADVANTAGE......................................................................10
Section 3.1       Corporate Organization.........................................................................10
Section 3.2       Capitalization.................................................................................10
Section 3.3       Financial Statements; Filings..................................................................11
Section 3.4       Loan Portfolio; Reserves.......................................................................12
Section 3.5       Certain Loans and Related Matters..............................................................12
Section 3.6       Authority; No Violation........................................................................12
Section 3.7       Consents and Approvals.........................................................................13
Section 3.8       Broker's Fees..................................................................................13
Section 3.9       Absence of Certain Changes or Events...........................................................13
Section 3.10      Legal Proceedings; Etc.........................................................................14
Section 3.11      Taxes and Tax Returns..........................................................................14
Section 3.12      Employee Benefit Plans.........................................................................15
Section 3.13      Title and Related Matters......................................................................17
Section 3.14      Real Estate....................................................................................18
Section 3.15      Environmental Matters..........................................................................18
Section 3.16      Commitments and Contracts......................................................................19
Section 3.17      Regulatory Matters.............................................................................20
Section 3.18      Registration Obligations.......................................................................20
Section 3.19      Antitakeover Provisions........................................................................20
Section 3.20      Insurance......................................................................................20
Section 3.21      Labor..........................................................................................20
Section 3.22      Compliance with Laws...........................................................................21
Section 3.23      Transactions with Management...................................................................22
Section 3.24      Derivative Contracts...........................................................................22
Section 3.25      Deposits.......................................................................................22


Section 3.26      Accounting Controls; Disclosure Controls.......................................................22
Section 3.27      Proxy Materials................................................................................23
Section 3.28      Deposit Insurance..............................................................................23
Section 3.29      Intellectual Property..........................................................................23
Section 3.30      Untrue Statements and Omissions................................................................23
Section 3.31      Fairness Opinion...............................................................................23

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SUN............................................................................23
Section 4.1       Organization and Related Matters of Sun........................................................24
Section 4.2       Capitalization.................................................................................24
Section 4.3       Authorization..................................................................................25
Section 4.4       Financial Statements...........................................................................25
Section 4.5       Consents and Approvals.........................................................................26
Section 4.6       Proxy Materials................................................................................26
Section 4.7       Regulatory Matters.............................................................................26
Section 4.8       Absence of Certain Changes or Events...........................................................27
Section 4.9       Deposit Insurance..............................................................................27
Section 4.10      Accounting Controls; Disclosure Controls.......................................................27
Section 4.11      SEC Filings....................................................................................27
Section 4.12      Loan Reserves..................................................................................27
Section 4.13      Legal Proceedings; Etc.........................................................................28
Section 4.14      Compliance with Laws...........................................................................28
Section 4.15      Capital Adequacy...............................................................................29
Section 4.16      Sun Shares.....................................................................................29
Section 4.17      Untrue Statements and Omissions................................................................29

ARTICLE 5
COVENANTS AND AGREEMENTS.........................................................................................29
Section 5.1       Conduct of the Business of the Parties.........................................................29
Section 5.2       Current Information............................................................................31
Section 5.3       Access to Properties; Personnel and Records; Systems Integration...............................32
Section 5.4       Approval of Shareholders.......................................................................33
Section 5.5       No Other Bids..................................................................................33
Section 5.6       Notice of Deadlines............................................................................34
Section 5.7       Maintenance of Properties; Certain Remediation and Capital Improvements........................34
Section 5.8       Environmental Audits...........................................................................34
Section 5.9       Title Insurance................................................................................34
Section 5.10      Surveys........................................................................................35
Section 5.11      Consents to Assign and Use Leased Premises.....................................................35
Section 5.12      Compliance Matters.............................................................................35
Section 5.13      Conforming Accounting and Reserve Policies.....................................................35
Section 5.14      Affiliate and Voting Agreements................................................................35

                                       ii


ARTICLE 6
ADDITIONAL COVENANTS AND AGREEMENTS..............................................................................35
Section 6.1       Best Efforts; Cooperation......................................................................35
Section 6.2       Regulatory Matters.............................................................................36
Section 6.3       Employment and Employee Benefits Matters.......................................................36
Section 6.4       Indemnification................................................................................37
Section 6.5       Registration Statement.........................................................................38
Section 6.6       Transaction Expenses of Advantage..............................................................39
Section 6.7       Press Releases.................................................................................39
Section 6.8       Prior Notice and Approval Before Payments To Be Made...........................................39
Section 6.9       Nasdaq Listing.................................................................................40
Section 6.10      Sun Advisory Board for Somerset and Hunterdon Counties.........................................40
Section 6.11      Board of Directors of Sun and Sun Bank.........................................................40
Section 6.12      Peter G. Schoberl..............................................................................40
Section 6.13      Notification of Certain Matters................................................................41
Section 6.14      Registration of Sun Shares related to Exchanged Options........................................41

ARTICLE 7
MUTUAL CONDITIONS TO CLOSING.....................................................................................41
Section 7.1       Shareholder Approval...........................................................................41
Section 7.2       Regulatory Approvals...........................................................................41
Section 7.3       Litigation.....................................................................................41
Section 7.4       Proxy Statement and Registration Statement.....................................................41
Section 7.5       Tax Opinion....................................................................................42

ARTICLE 8
CONDITIONS TO THE OBLIGATIONS OF SUN.............................................................................42
Section 8.1       Representations and Warranties.................................................................42
Section 8.2       Performance of Obligations.....................................................................42
Section 8.3       Certificate Representing Satisfaction of Conditions............................................42
Section 8.4       Absence of Adverse Facts.......................................................................42
Section 8.5       Consents Under Agreements......................................................................43
Section 8.6       Material Condition.............................................................................43
Section 8.7       Certification of Claims........................................................................43
Section 8.8       Dissenting Shares..............................................................................43

ARTICLE 9
CONDITIONS TO OBLIGATIONS OF ADVANTAGE...........................................................................43
Section 9.1       Representations and Warranties.................................................................43
Section 9.2       Performance of Obligations.....................................................................44
Section 9.3       Certificate Representing Satisfaction of Conditions............................................44
Section 9.4       Nasdaq Listing.................................................................................44

ARTICLE 10
TERMINATION, WAIVER AND AMENDMENT................................................................................44
Section 10.1      Termination....................................................................................44
Section 10.2      Effect of Termination; Termination Fee.........................................................48

                                      iii


Section 10.3      Amendments.....................................................................................48
Section 10.4      Waivers........................................................................................48
Section 10.5      Non-Survival of Representations, Warranties and Covenants......................................49

ARTICLE 11
MISCELLANEOUS....................................................................................................49
Section 11.1      Definitions....................................................................................49
Section 11.2      Entire Agreement...............................................................................50
Section 11.3      Notices........................................................................................51
Section 11.4      Severability...................................................................................52
Section 11.5      Costs and Expenses.............................................................................52
Section 11.6      Captions.......................................................................................52
Section 11.7      Counterparts...................................................................................52
Section 11.8      Persons Bound; No Assignment...................................................................52
Section 11.9      Governing Law..................................................................................52
Section 11.10     Exhibits and Schedules.........................................................................53
Section 11.11     Waiver.........................................................................................53
Section 11.12     Construction of Terms..........................................................................53

                                       iv

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                SUN BANCORP, INC.

                                SUN NATIONAL BANK

                                       AND

                                 ADVANTAGE BANK


         This AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of August, 2005 (this "Agreement"), by and between Sun Bancorp, Inc., a New Jersey corporation ("Sun"), Sun National Bank, a national banking association ("Sun Bank") and Advantage Bank, a New Jersey-chartered commercial bank ("Advantage") collectively, the ("Parties").

                                WITNESSETH THAT:

         WHEREAS, the Boards of Directors of Sun and Advantage deem it in the best interests of Sun and Advantage, respectively, and of their respective shareholders, that Sun Bank and Advantage merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986 (as amended, the "Code");


         WHEREAS, Sun owns all of the issued and outstanding capital stock of Sun National Bank, a national bank ("Sun Bank"), and it is contemplated that, in connection with the consummation of this Agreement, Advantage will be merged with and into Sun Bank (the "Merger");

         WHEREAS, as an inducement and condition to Sun's entering into this Agreement, each of the directors and executive officers of Advantage have entered into Affiliate and Voting Agreements with Sun pursuant to which they have agreed to vote their Advantage Shares (as defined herein) in favor of approval of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Advantage will be merged with and into Sun Bank and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Advantage, $5.00 par value per share, into shares of common stock of Sun, par value of $1.00 per share (the "Sun Shares") and cash, shall be as hereinafter set forth.

                                   ARTICLE 1


                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date.
                     ------------------------------------

         (a) Subject to the provisions hereof,  including,  without  limitation,
Section 2.5 hereof respecting the possible restructuring of the transaction under certain circumstances, Advantage shall be merged with and into Sun Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the National Bank Act, as amended (the "National Bank Act"), the New Jersey Banking Act of 1948, as amended (the "New Jersey Banking Act"), as well as the applicable regulations of the Office of the Comptroller of the Currency (the "OCC") and the New Jersey Department of Banking and Insurance (the "Department"), and Sun Bank shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation").

         (b) The Merger shall become effective on the date and at the time specified in the certificate to be issued by the OCC approving the Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by Sun and Advantage, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under this Agreement and the satisfaction of all of the other terms and conditions of this Agreement and (ii) the date on which the shareholders of Advantage approve the transactions contemplated by this Agreement, or such other time as the Parties may agree.

         (c) The closing of the Merger (the "Closing") shall take place at the principal offices of Sun at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section  1.2 Effect of Merger.  At the  Effective  Time of the  Merger,
                      ----------------
Advantage shall be merged with and into Sun Bank and the separate existence of Advantage shall cease. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Sun Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a national banking association and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. The Merger shall have the effects set forth in the National Bank Act and the New Jersey Banking

Act. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all chooses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further  Assurances.  From and after the Effective  Time of
                     -------------------
the Merger, as and when requested by the Surviving Corporation, the officers and directors of Advantage last in office shall execute and deliver or cause to be executed and delivered in the name of Advantage such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Advantage.

         Section 1.4  Directors  and  Officers.  Except as  otherwise  set forth
                      ------------------------
herein, from and after the Effective Time of the Merger, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of Sun Bank immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as Sun Bank, at or prior to the Effective Time of the Merger, shall designate in writing.

         Section 1.5 Capital Stock. As of June 30, 2005, Sun Bank had capital of
                     -------------
$3,037,885 divided into 607,577 issued and outstanding shares of $5.00 par value common stock (no treasury shares) ("Bank Common Stock"), $367,688,841 of surplus, and undivided profits of $83,561,661. As of June 30, 2005, Advantage had capital of $ 9,036,095, divided into 1,807,219 issued and outstanding shares of $5.00 par value common stock (no treasury shares) ("Advantage Common Stock"), $4,337,406 of surplus, and undivided profits of $340,805. At the Effective Time, the amount of capital stock of Sun Bank shall be $3,037,885, divided into 607,577 shares of $5 par value common stock, and Sun Bank shall have a surplus of approximately $401,122,841 and undivided profits of $83,561,661, including capital reserves, which when combined with the capital and surplus of Advantage will be equal to the combined capital structures of Sun Bank and Advantage as stated in the preceding two sentences, adjusted however, for earnings and dividends declared and paid by Sun Bank and Advantage between June 30, 2005 and the Effective Time.

                                   ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1 Manner of  Conversion of Advantage  Shares.  Subject to the
                     ------------------------------------------
provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of Sun, Sun Bank, Advantage or the holder of any shares of any of them, the shares of the constituent corporations shall be converted as follows:

                 (a)  Each    share   of   capital   stock  of Sun or  Sun  Bank
outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged.

                 (b) Each share of common stock of Advantage (the "Advantage Shares") held by Advantage or by Sun (or any of their subsidiaries), or such shares held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                 (c) Except  with  regard to  Advantage  Shares  excluded  under
Section 2.1(b) above and shares held by Advantage shareholders exercising dissenters rights under Section 2.8 ("Dissenting Shares"), each Advantage Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive, at the election of the holder thereof:

                         (i) 0.8700 Sun Shares (such number of Sun Shares, as may be adjusted as provided herein, is hereinafter referred to as the "Per Share Stock Consideration"); or

                         (ii) a  cash   amount   equal  to   $19.00   (the  "Per
     Share Cash Consideration").

Thereafter, subject to Sections 2.2, 2.3, 2.5 and 2.7, each outstanding certificate representing a Advantage Share shall represent solely the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration or a combination thereof.

                 (d) If Sun declares a change in the number of Sun Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, or announces a special extraordinary cash dividend with a record date prior to the Effective Time, the Per Share Stock Consideration shall be proportionately adjusted (to the nearest one tenthousandth).

         Section 2.2 Election and Proration Procedures.
                     ---------------------------------

                 (a) An election form in such form as Sun and Advantage shall mutually agree (an "Election Form") shall be mailed on the same date as the Proxy Statement/Prospectus (as defined herein) is mailed to each holder of record of Advantage Shares as of the record date which shall be the same date as the record date for eligibility to vote on the Merger. Sun shall make available as many Election Forms as may be reasonably requested by all persons who become holders of Advantage Shares after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and Advantage shall provide to the Exchange Agent (as defined herein) all information reasonably necessary for it to perform its obligations as specified herein.

                 (b) Each Election Form shall entitle the holder of Advantage Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Per Share Stock Consideration for all of such holder's shares (a "Stock Election"), (ii) elect to receive the Per Share Cash Consideration for all of such holder's shares (a "Cash Election"),
(iii) elect to receive the Per Share Stock Consideration for some of such holder's shares and the Per Share Cash Consideration for the remainder of such holder's shares (a "Mixed Election") or (iv) make no election (a "Non-election"). Holders of record of Advantage Shares who hold such shares as nominees, trustees or in other representative capacity (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all of the shares of Advantage Shares held by that Representative for a particular beneficial owner. The Advantage Shares as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares" and the aggregate number thereof is referred to herein as the "Stock Election Number." The Advantage Shares as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares" and the aggregate number thereof is referred to as the Cash Election Number. Shares of Advantage Shares as to which no election has been made are referred to as "Non-election Shares."

                 (c) To be effective, a properly completed Election Form must be received by an independent agent appointed by Sun (the "Exchange Agent") on or before 4:00 p.m., local time on the third business day immediately preceding Advantage's stockholders' meeting to consider the Merger or on such other date or time as the parties may mutually agree (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates representing all shares of Advantage Shares covered by such Election Form, or the guaranteed delivery of such certificates (or customary affidavits and, if required by Sun, indemnification regarding the loss or destruction of such certificates), together with duly completed transmittal materials. Any Advantage stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Advantage stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates. All elections shall be revoked automatically if the exchange agent is notified in writing by either party that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Advantage Shares held by such stockholder shall be designated as Non-election Shares. Subject to the terms of this

Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

                (d) Ratio  of  Parent  Common  Stock  to  Cash.  The  number  of
                    ------------------------------------------
shares of Advantage Common Stock to be converted into the right to receive the Per Share Cash Consideration shall be equal to 50% of the number of shares of Advantage Common Stock outstanding immediately prior to the Effective Time (the "Aggregate Cash Limit") and the number of shares of Advantage Common Stock to be converted into the right to receive the Per Share Stock Consideration shall be equal to 50% of the number of shares of Advantage Common Stock outstanding immediately prior to the Effective Time (the "Aggregate Stock Limit"); provided, however, that the Aggregate Stock Limit may be increased by Sun in its sole discretion if the Stock Election Number exceeds the Aggregate Stock Limit, but in no event shall the Aggregate Stock Limit exceed 60% of the aggregate number of shares of Advantage Common Stock outstanding immediately prior to the Effective Time (the "Adjusted Aggregate Stock Limit").

                 (e) Within five business days after the later to occur of the Election Deadline or the Effective Time, Sun shall cause the Exchange Agent to effect the allocation among holders of Advantage Shares of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration and to distribute such as follows:

                         (i) if the Stock Election Number exceeds the Aggregate Stock Limit, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and each Stock Election Share shall be converted into the right to receive (A) the Per Share Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by
     (2) a fraction, the numerator of which is the Aggregate Stock Limit or, if applicable, the Adjusted Aggregate Stock Limit and the denominator of which is the Stock Election Number and (B) the Per Share Cash Consideration in respect of the remaining number of such Stock Election Shares;

                         (ii) if the Cash Election Number exceeds the Aggregate Cash Limit, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and each Cash Election Share shall be converted into the right to receive (A) the Per Share Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying
     (1) the number of Cash Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Cash Limit and the denominator of which is the Cash Election Number and (B) the Per Share Stock Consideration in respect of the remaining number of such Cash Election Shares; and

                         (iii) if the Stock Election Number and the Cash Election Number do not exceed the Aggregate Stock Limit and the Aggregate Cash Limit, respectively, then (i) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, (ii) all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and (iii) all Non-Election Shares shall be converted into the right to receive either the Per Share Cash Consideration or the Per Share Stock Consideration such that the aggregate number of Advantage Shares entitled to receive the Per Share Cash Consideration is equal to the Aggregate Cash Limit and the aggregate number of Advantage Shares entitled to receive the Per Share Stock Consideration is equal to the Aggregate Stock Limit.

         Section 2.3 Advantage Stock Options. As of and immediately prior to the
                     -----------------------
Effective Time of the Merger, all rights with respect to Advantage Shares issuable pursuant to the exercise of stock options ("Advantage Options") granted by Advantage under the Advantage Stock Option Plans set forth in Schedule 2.3 (the "Advantage Stock Option Plans"), each of which are listed and described on
Schedule 2.3 and which are outstanding at the Effective Time of the Merger, shall be exchanged as follows: such Advantage Options held by each individual as detailed on Schedule 2.3 shall have all of his or her Advantage Options assumed by Sun and such Advantage Options shall be converted into an option to purchase a number of Sun Shares (rounded down to the nearest whole share) equal to (i) the number of Advantage Shares subject to such option immediately prior to the Effective Time multiplied by (ii) the Per Share Stock Consideration, and the per share exercise price for Sun Shares issuable upon the exercise of such assumed stock options shall be equal to (i) the exercise price per share of Advantage Shares at which such option was exercisable immediately prior to the Effective Time divided by (ii) the Per Share Stock Consideration (rounded to the nearest whole cent); provided, however, that in the case of any stock option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with section 424(a) of the Code. Except as otherwise provided herein, the assumed stock options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Advantage Stock Options immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, provided for in the Advantage Stock Option Plans by reason of this Agreement or the transactions contemplated hereby); provided, however, that thereafter references to Advantage shall be deemed to be references to Sun.

         Section 2.4 Fractional Shares.  Notwithstanding  any other provision of
                     -----------------
this Agreement, each holder of Advantage Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Sun Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part (to the nearest thousandth) of the Per Share Cash Consideration. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.5 Effectuating Conversion.
                     -----------------------

                 (a) At the Effective Time of the Merger, Sun will deliver or cause to be delivered to the Exchange Agent the number of Sun Shares issuable and the amount of cash payable by Sun for Advantage Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Advantage Shares who did not previously submit a properly completed Election Form (other than holders of Dissenting Shares) transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Advantage Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Advantage Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Advantage Shares to transfer good and marketable title to such Advantage Shares to Sun, free and clear of all liens, claims and encumbrances.

                 (b) At the Effective Time of the Merger, the stock transfer books of Advantage shall be closed as to holders of Advantage Shares immediately prior to the Effective Time of the Merger and no transfer of Advantage Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Advantage Shares shall, without any action on the part of any holder thereof, no longer represent Advantage Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates (other than Dissenting Shares) shall be exchanged for the consideration contemplated by this Agreement into which Advantage Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of record as of the Effective Time of the Merger of Advantage Shares (other than Dissenting Shares) is unable to deliver the certificate which represents such holder's Advantage Shares, Sun, in the absence of actual notice that any Advantage Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser shall deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional Sun Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                         (i) An affidavit or other evidence to the reasonable satisfaction of Sun that any such certificate has been lost, wrongfully taken or destroyed;

                         (ii) Such security or indemnity as may be reasonably requested by Sun to indemnify and hold Sun harmless in respect of such stock certificate(s); and

                         (iii) Evidence to the satisfaction of Sun that such holder is the owner of Advantage Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) If the delivery of the consideration contemplated by this Agreement is to be made to a person other than the person in whose name any certificate representing Advantage Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of Sun that such tax has been paid or is not applicable.

                 (e) No holder of Advantage Shares shall be entitled to receive any dividends or distributions declared or made with respect to the Sun Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement nor any dividend or other distribution with respect to Sun Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Advantage Shares, and Sun shall not be obligated to deliver any of the consideration contemplated by this Agreement or any such dividend or other distribution with respect to Sun Shares until such holder shall surrender the certificate or certificates representing Advantage Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing Sun Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement and the amount of any dividends or other distributions with respect to Sun Shares to which such holder is entitled as a holder of Sun Shares.

         Section 2.6 Determination of Alternative  Structures.  Advantage hereby
                     ----------------------------------------
agrees that Sun and Sun Bank may at any time change the method of effecting the combination (including by providing for the merger of Advantage with a wholly-owned subsidiary of Sun other than Sun Bank); provided, however, that no such changes shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Advantage as provided for in this Agreement (the "Merger Consideration"), (ii) materially impede or delay consummation of the transactions contemplated by this Agreement, or (iii) adversely affect the tax treatment of Advantage's shareholders as a result of receiving the Merger Consideration or the tax treatment of either party pursuant to this Agreement.

         Section 2.7 Laws of Escheat.  If any of the  consideration due or other
                     ---------------
payments to be paid or delivered to the holders of Advantage Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Sun or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Advantage, Sun, Sun Bank, the Exchange Agent, nor any other Person acting on behalf of any of them shall be liable to a holder of Advantage Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.8 Dissenting Shares.
                     -----------------

                 (a) Any holder of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of 12 U.S.C. ss.215a(b); provided, however, that if, in accordance with 12 U.S.C. ss.215a(b), any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Cash Consideration without interest from Sun. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to 12 U.S.C. ss.215a(b).

                 (b) Advantage shall give Sun (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to 12 U.S.C. ss.215a(b) received by Advantage and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under 12 U.S.C. ss.215a(b). Advantage shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Sun, settle or offer to settle any such demands.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF ADVANTAGE

         Advantage hereby represents and warrants to Sun as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization.
                     ----------------------

                 (a) Advantage is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Advantage has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in New Jersey and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary. True and correct copies of the Certificate of Incorporation and the Bylaws of Advantage, each as amended to the date hereof, have been delivered to Sun.

                 (b) Advantage has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Advantage.

                 (c) The minute books of Advantage contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Boards of Directors (including all committees thereof).

                 (d) Advantage has no subsidiaries.

         Section 3.2  Capitalization.  The authorized capital stock of Advantage
                      --------------
consists of 5,000,000 Advantage Shares, of which 1,807,403 are issued and outstanding as of the date hereof (of which none are held in the treasury of Advantage). All of the issued and outstanding Advantage Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of Advantage, or any securities or rights convertible into or exchangeable for shares of capital stock of Advantage, except for options to purchase 248,754 Advantage Shares (which are described in more detail in Schedule 2.3).

         Section 3.3 Financial Statements; Filings.
                     -----------------------------

                 (a) Advantage has previously delivered to Sun copies of the audited financial statements of Advantage as of and for the years ended December 31, 2004, December 31, 2003 and December 31, 2002 and unaudited financial statements for the quarters ended March 31, 2005 and June 30, 2005, and Advantage shall deliver to Sun, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Advantage, the additional financial statements of Advantage as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Advantage").

                 (b) Advantage has previously delivered to Sun copies of the call reports of Advantage as of and for each of the years ended December 31, 2004, December 31, 2003 and December 31, 2002 and call reports for the quarters ended March 31, 2005 and June 30, 2005, and Advantage shall deliver to Sun, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of Advantage as of and for such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Regulatory Reports of Advantage").

                 (c) Each of the Financial Statements of Advantage and each of the Financial Regulatory Reports of Advantage (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Advantage have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Advantage and each of the Financial Regulatory Reports of Advantage (including the related notes, where applicable) fairly present or will fairly present the financial position of Advantage, as applicable, as of the respective dates thereof and fairly present or will fairly present the results of operations of Advantage, as applicable, for the respective periods therein set forth.

                 (d) To the extent not prohibited by law, Advantage has heretofore delivered or made available, or caused to be delivered or made available, to Sun all reports and filings made or required to be made by Advantage with the Regulatory Authorities, and will from time to time hereafter furnish to Sun, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) Except as set forth in Schedule 3.3(e), since December 31, 2004, Advantage has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the business, prospects, operations, earnings, assets or financial condition (collectively, the

"Condition") of Advantage except obligations and liabilities which are accrued or reserved against in the Financial Statements of Advantage or the Financial Regulatory Reports of Advantage, or reflected in the notes thereto. Since December 31, 2004, Advantage has not incurred or paid any obligation or liability which would be material to the Condition of Advantage, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4 Loan  Portfolio;  Reserves.  All evidences of  indebtedness
                     --------------------------
reflected as assets in the Financial Statements of Advantage were (or will be, as the case may be) as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; and (ii) the allowances for possible loan losses shown on the Financial Statements of Advantage and the Financial Regulatory Reports of
Advantage were, and the allowance for possible loan losses to be shown on the Financial Statements of Advantage and the Financial Regulatory Reports of Advantage as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Advantage and other extensions of credit (including letters of credit or commitments to make loans or extend credit);

         Section 3.5 Certain Loans and Related  Matters.  Except as set forth in
                     ----------------------------------
Schedule 3.5, Advantage is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Advantage or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned," "special mention," "credit risk assets," "classified," "criticized," "watch list," "concerned loans" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Advantage or any five percent (5%) shareholder of Advantage, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Advantage including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority, which such violation would be reasonably expected to have a Material Adverse Effect on the Condition of Advantage.

         Section 3.6 Authority; No Violation.
                     -----------------------

                 (a) Advantage has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Advantage and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Advantage has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Advantage's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders and the execution and filing of the Certificate of Merger, no other corporate proceeding on the part of Advantage is necessary to consummate the transactions so contemplated. This Agreement (assuming due authorization, execution and delivery by Sun), constitutes a valid and binding obligation of Advantage, and will be enforceable against Advantage in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by Advantage nor the consummation by Advantage of the transactions contemplated hereby, nor compliance by Advantage with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Advantage, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Advantage or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Advantage under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Advantage is a party, or by which it or any of its properties or assets may be bound or affected, except in the case of clauses
(ii) and (iii) as would not constitute a Material Adverse Effect.

         Section 3.7 Consents and Approvals.  Except for (i) the approval of the
                     ----------------------
shareholders of Advantage pursuant to the proxy statement of Advantage relating to the meeting of the shareholders of Advantage at which the Merger is to be considered (the "Proxy Statement/Prospectus"); (ii) the Consents of the
Regulatory Authorities; and (iii) as set forth in Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Advantage of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Except for Sandler O'Neill & Partners,  L.P.
                     -------------
("Sandler"),  whose  engagement  letter is set forth in  Schedule  3.8,  neither
Advantage nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain  Changes or Events.  Except as set forth
                     -------------------------------------
in Schedule 3.9, since December 31, 2004, there has not been (a) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Advantage Shares or (b) any change or any event involving a prospective change in the Condition of Advantage, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Advantage, including, without limitation any change in the administration or supervisory standing or rating of Advantage with any Regulatory Authority, and to the knowledge of Advantage, no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal  Proceedings;  Etc. Advantage is not a party to any,
                      ------------------------
and there are no pending or, to the knowledge of Advantage, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Advantage challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Advantage as of the date hereof, there is no proceeding, claim, action or governmental investigation against Advantage; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Advantage which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Advantage; there is no default by Advantage under any material contract or agreement to which Advantage is a party; and Advantage is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Advantage, and Advantage has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns.
                      ---------------------

                 (a) Advantage has previously delivered or made available to Sun copies of the federal, state and local income tax returns of Advantage for the years 2002, 2003 and 2004 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Advantage has duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Advantage has duly paid or made adequate provisions for the payment of all taxes and other governmental charges relating to taxes which are owed by Advantage to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Advantage), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of Advantage and the Financial Regulatory Reports of Advantage are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Advantage is not responsible for the taxes of any other person under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) Except as disclosed in Schedule 3.11, Advantage has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Advantage, have been adequately provided for in the Financial Statements of Advantage.

                 (c) Advantage has not made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

                 (d) There has not been an  ownership  change,  as  defined   in
Section 382(g) of the Code, of Advantage that occurred during or after any taxable period in which Advantage incurred an operating loss that carries over to any taxable period ending after the fiscal year of Advantage immediately preceding the date of this Agreement.

               (e) (i) Proper and accurate amounts have been withheld by Advantage from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local returns have been filed by Advantage for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by Advantage in the Financial Statements of Advantage.

         Section 3.12 Employee Benefit Plans.
                      ----------------------

                 (a) Advantage does not maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Schedule 3.12(a) (the "Employee Benefit Plans"). Advantage has, with respect to each such plan, delivered to Sun true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a),the most recent determination letter received from the Internal Revenue Service or opinion letter issued by the Internal Revenue Service with respect to a prototype plan; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

                 (b) No Employee Benefit Plan is a defined benefit plan. Advantage (or any pension plan maintained by any of them) has not incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) Advantage has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                 (d) All Employee Benefit Plans are in material compliance with the applicable provisions of ERISA and the Code, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. Advantage has no material liability under any such plan that is not reflected in the Financial Statements of Advantage or the Financial Regulatory Reports of Advantage. None of Advantage, any Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in material violation of any applicable transaction code set rules under HIPAA ss.ss. 1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 164. No penalties have been imposed on Advantage, any Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss. 1176 or ss. 1177.

                  For purposes of this Agreement, "COBRA" means the provision of
Section 4980B of the Code and the regulations thereunder, and Part 6 of Subtitle B of Title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Advantage under any Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

                 (h) No Employee Benefit Plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Advantage has never been a party to or participant in a multiemployer plan.

                 (i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of Advantage are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

                 (j) Each Employee Benefit Plan which is intended to qualify under Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

                 (k) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                 (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of Advantage are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

                 (m) Except as set forth on Schedule 3.12(m), no Employee Benefit Plan provides benefits to any current or former employee of Advantage following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of Advantage.

                 (n) With respect to each Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with generally accepted accounting principles on the Financial Statements of Advantage.

         Section 3.13 Title and Related Matters.
                      -------------------------

                 (a) Advantage has marketable title, and as to owned real property, has marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned on the Financial Statements of Advantage or the Financial Regulatory Reports of Advantage or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2002), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Advantage and the Financial Regulatory Reports of Advantage or incurred in the ordinary course of business after December 31, 2004, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of Advantage.

                 (b) All agreements pursuant to which Advantage leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of Advantage. Advantage has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and, except as set forth on Schedule 3.13(b), Sun shall have the right to assume each lease or sublease pursuant to this Agreement and by operation of law.

                 (c) Except as set forth in Schedule 3.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Advantage are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Advantage are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate.
                      -----------

                 (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Advantage or in which Advantage has any ownership or leasehold interest.

                 (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which Advantage is the lessee of any real property and which relates in any manner to the operation of the businesses of Advantage.

                 (c) Advantage has not violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

                 (d) As to each parcel of real property owned or used by Advantage, Advantage has not received notice of any pending or, to the knowledge of Advantage, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

         Section 3.15 Environmental Matters.
                      ---------------------

                 (a) Each of Advantage, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace. (b) There is no litigation pending or, to the knowledge of Advantage, threatened before any court, governmental agency or board or other forum in which Advantage or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at, on or involving a site owned, leased or operated by Advantage or any Participation Facility.

                 (c) There is no litigation pending or, to the knowledge of Advantage, threatened before any court, governmental agency or board or other forum in which any Loan

Property (or Advantage in respect of such Loan Property) has been named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Loan Property.

                 (d) There is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement.

                 (e) During the period of (i) ownership or operation by Advantage of any of its current properties, (ii) participation by Advantage in the management of any Participation Facility, or (iii) holding by Advantage of a security interest in any Loan Property, there have been no releases of Hazardous Material in, on, under or affecting such properties.

                 (f) Prior to the period of (i) ownership or operation by Advantage of any of its current properties, (ii) participation by Advantage in the management of any Participation Facility, or (iii) holding by Advantage of a security interest in any Loan Property, to the knowledge of Advantage, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

         Section 3.16 Commitments and Contracts.
                      -------------------------

                 (a) Except as set forth in Schedule 3.16, Advantage is not a party or subject to any of the following (whether written or oral, express or implied):

                         (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Advantage);

                         (ii) Any labor contract or agreement with any labor union;

                         (iii) Any contract covenants which limit the ability of Advantage to compete in any line of business or which involve any restriction of the geographical area in which Advantage may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

                         (iv) Any lease (other than real estate leases described on Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $50,000 or more; or

                         (v) Any other contract or agreement which would be required to be disclosed in reports filed by Advantage with the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation (the "FDIC") and which has not been so disclosed.

                 (b) There is not, under any agreement, lease or contract to which Advantage is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

               (c) Except  as  set  forth  on Schedule 3.16(c),  (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Advantage is a party ("Service Contracts"), or modification or acceleration of any of the terms of such Service Contracts; and (ii) no consents are required to be obtained and no notices are required to be given in order for the Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

                 (d) Schedule 3.16(d) lists  the  deadlines  for  extensions  or
terminations  of  any  material  leases,   agreements  or  licenses   (including
specifically data processing agreements) to which Advantage is a party.

         Section 3.17 Regulatory  Matters.  Advantage has not taken or agreed to
                      -------------------
take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

         Section  3.18  Registration  Obligations.  Advantage  is not  under any
                        -------------------------
obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 Antitakeover  Provisions.  Advantage has taken all actions
                      ------------------------
required to exempt Advantage, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         Section 3.20 Insurance.  Advantage is presently insured as set forth on
                      ---------
Schedule 3.20, and during each of the past three calendar years has been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Advantage provides adequate coverage against loss, and the fidelity bonds in effect as to which Advantage is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Schedule 3.20.

         Section 3.21 Labor.
                      -----

                 (a) No work stoppage involving Advantage is pending as of the date hereof or, to the knowledge of Advantage, threatened. Advantage is not involved in, or, to the knowledge of Advantage, threatened with or affected by, any proceeding asserting that Advantage has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse

Effect on Advantage. No union represents or claims to represent any employees of Advantage, and, to the knowledge of Advantage, no labor union is attempting to organize employees of Advantage.

                 (b) Advantage has made available to Sun a true and complete list of all employees of Advantage as of the date hereof, together with the employee position, title, salary and date of hire. Except as set forth on
Schedule 3.16(a) hereto, no employee of Advantage has any contractual right to continued employment by Advantage.

                 (c) Advantage is in material compliance with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

                 (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Advantage relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Advantage.

         Section 3.22  Compliance with Laws.  Advantage has materially  complied
                       --------------------
with all applicable federal, foreign, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in Schedule 3.22, Advantage:

                 (a) is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Advantage), and

                 (b) has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Advantage is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces (other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Advantage), (ii) threatening to revoke any permit or license other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Advantage, (iii) requiring Advantage to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Advantage, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

                  (c) is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause
Advantage: (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Advantage pursuant to 12 C.F.R. Part
570. Furthermore, the Board of Directors of Advantage has adopted and Advantage has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that materially comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

         Section 3.23 Transactions with Management. Except for (a) deposits, all
                      ----------------------------
of which are on terms and conditions comparable to those made available to other customers of Advantage at the time such deposits were entered into, (b) the loans listed on Schedule 3.5 or arm's length loans to employees entered into in the ordinary course of business, (c) compensation arrangements or obligations under employee benefit plans of Advantage set forth in Schedule 3.12 and (d) any loans or deposit agreements entered into in the ordinary course with customers of Advantage, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $10,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $10,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts.  Advantage is not a party to and has
                      --------------------
not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of Advantage which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Schedule 3.24.

         Section 3.25 Deposits. None of the deposits of Advantage are "brokered"
                      --------
deposits as such term is defined in the Rules and Regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of Advantage's.

         Section 3.26 Accounting Controls;  Disclosure  Controls.  Advantage has
                      ------------------------------------------
devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Advantage;

(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Advantage or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Advantage is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Advantage; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         Section  3.27 Proxy  Materials.  None of the  information  relating  to
                       ----------------
Advantage to be included in the Proxy Statement/Prospectus which is to be mailed to the shareholders of Advantage in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement/Prospectus is mailed or at the time of the meeting of shareholders to which such Proxy
Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 3.28 Deposit  Insurance.  The deposit accounts of Advantage are
                      ------------------
insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Advantage has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.29 Intellectual  Property.  Advantage owns or possesses valid
                      ----------------------
and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; Advantage has not received any notice of conflict with respect thereto that asserts the right of others.

         Section 3.30 Untrue  Statements and  Omissions.  No  representation  or
                      ---------------------------------
warranty contained in Article 3 of this Agreement or in the Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section  3.31  Fairness  Opinion.   Prior  to  the  execution  of  this
                        -----------------
Agreement, Advantage has received an opinion from Sandler to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Per Share Stock Consideration is fair to the shareholders of Advantage from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF SUN

         Sun hereby represents and warrants to Advantage as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of Sun.
                     ---------------------------------------

                 (a) Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Sun has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Sun is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Sun, or the character or location of the properties and assets owned or leased by Sun makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of Sun on a consolidated basis. Sun is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC"). True and correct copies of the Amended and Restated Certificate of Incorporation of Sun and the Bylaws of Sun, each as amended to the date hereof, have been made available to Advantage.

                 (b) Sun Bank is a national bank, duly organized, validly existing and in good standing under the laws of the United States. Sun Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted. True and correct copies of the Articles of Association and the Bylaws of Sun Bank, each as amended to the date hereof, have been delivered to Advantage.

(c) Each direct and indirect subsidiary of Sun (other than Sun Bank) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business being conducted by each subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

                 (d) Sun has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

         Section 4.2 Capitalization.
                     --------------

                 (a) As of June 30, 2005, the authorized capital stock of Sun consisted of 25,000,000 shares of common stock, par value $1.00 per share, 18,138,494 shares of which are issued and outstanding (exclusive of any such shares held in the treasury of Sun) as of the date hereof, and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding Sun Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

                  (b) The authorized capital stock of Sun Bank consists of 750,000 shares of common stock, $5.00 par value per share, of which 607,577 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Sun Bank) (the "Sun Bank Shares"). All of the issued and outstanding Sun Bank Shares have been duly authorized and validly issued and all such shares are fully paid, and subject to 12 U.S.C. Section 55, nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Sun Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of Sun Bank.

                 (c) All of the issued and outstanding shares of capital stock of Sun Bank are owned by Sun free and clear of all liens and encumbrances and adverse claims thereto.

         Section 4.3 Authorization.  The execution, delivery, and performance of
                     -------------
this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been duly authorized by the Boards of Directors of Sun and Sun Bank, and no other corporate or other proceedings on the part of Sun and Sun Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Sun and Sun Bank enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the respective charter documents of Sun or Sun Bank or, (ii) to Sun's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sun under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Sun is a party, or by which Sun or any of its properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sun or any of its material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Schedule 4.3; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

         Section 4.4 Financial Statements.
                     --------------------

(a) Sun has made available to Advantage copies of the consolidated financial statements of Sun as of and for the years ended December 31, 2004, 2003 and 2002, and for the periods ended March 31, 2005 and June 30, 2005, and Sun will make available to Advantage, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Sun, the consolidated financial statements of Sun as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Sun").

                 (b) Sun has previously delivered to Advantage copies of the call reports of Sun Bank as of and for each of the years ended December 31, 2004, December 31, 2003 and December 31, 2002 and call reports for the quarters ended March 31, 2005 and June 30, 2005, and Sun shall deliver to Advantage, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of Advantage as of and for such subsequent calendar quarter (or other reporting period) or year as Advantage may request in writing (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Regulatory Reports of Sun").

                 (c) Each of the Financial Statements of Sun (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Sun have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Sun (including the related notes) fairly presents or will fairly present the consolidated financial position of Sun as of the respective dates thereof and fairly presents or will fairly present the results of operations of Sun for the respective periods therein set forth.

                 (d) Since December 31, 2004, Sun has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Sun on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Sun or reflected in the notes thereto, and (ii) which were incurred after December 31, 2004 in the ordinary course of business consistent with past practices.

         Section 4.5 Consents and Approvals.  Except for (i) the Consents of the
                     ----------------------
Regulatory Authorities; (ii) approval of this Agreement by the shareholders of Advantage; and (iii) as disclosed in Schedule 4.5, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by Sun and Sun Bank of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.6 Proxy Materials. None of the information relating solely to
                     ---------------
Sun or any Subsidiary to be included or incorporated by reference in the Proxy Statement/Prospectus which is to be mailed to the shareholders of Advantage in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement/Prospectus is mailed or at the time of the meeting of shareholders of Advantage to which such Proxy Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.7 Regulatory Matters.  Sun has not agreed to take any action,
                     ------------------
has no knowledge of any fact and has not agreed to any  circumstance  that would
(i) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement including matters relating to the Community Reinvestment Act or (ii) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code.

         Section 4.8 Absence of Certain  Changes or Events.  Since  December 31,
                     -------------------------------------
2004, there has not been any change or any event which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Sun on a consolidated basis, or a combination of such changes or events which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Sun on a consolidated basis and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such change or event in the future.

         Section 4.9  Deposit  Insurance.  The deposit  accounts of Sun Bank are
                      ------------------
insured by the FDIC in accordance with the provisions of the Act; Sun Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 4.10 Accounting Controls; Disclosure Controls.
                      ----------------------------------------

                 (a) Each of Sun, Sun Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Sun, Sun Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Sun, Sun Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Sun, Sun Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Sun, Sun Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

                 (b) To the extent required, Sun has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, to allow Sun's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Sun required under the Securities Exchange Act of 1934, as amended.

         Section  4.11  SEC  Filings.  Sun has  filed  all  forms,  reports  and
                        ------------
documents required to be filed by Sun with the SEC since January 1, 2004 (collectively, the Sun SEC Reports"). The Sun SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Sun's SEC Reports or necessary in order to make statements in Sun's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 4.12 Loan  Reserves.  The  allowances  for possible loan losses
                      --------------
shown on the Financial Statements of Sun and the Financial Regulatory Reports of Sun Bank as of June 30, 2005 were, and the allowance for possible loan losses to be shown on the Financial Statements of

Sun and the Financial Regulatory Reports of Sun Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Sun and Sun Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit).

         Section  4.13 Legal  Proceedings;  Etc.  Neither  Sun nor Sun Bank is a
                       ------------------------
party to any, and there are no pending or, to the knowledge of Sun and each Sun subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Sun or Sun Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Sun and each Sun subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against Sun or Sun Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Sun or Sun Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Sun on a consolidated basis; there is no default by Sun or Sun Bank under any material contract or agreement to which Sun or Sun Bank is a party; and none of Sun or Sun Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Sun or Sun Bank and none of Sun or Sun Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section  4.14  Compliance  with Laws.  Each of Sun,  Sun Bank and their
                        ---------------------
respective subsidiaries has conducted its business in all material respects in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in material compliance with such laws, regulations and orders. None of Sun or Sun Bank:

                 (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Sun).

                 (b) since  January  1,  2004,  has  received a notification  or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Sun or Sun Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces (other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Sun), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Sun), (iii) requiring Sun or Sun Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Sun or Sun Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

                 (c) is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause Sun or Sun Bank: (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA
PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Advantage pursuant to 12 C.F.R. Part
570. Furthermore, the Board of Directors of Sun Bank has adopted and Sun Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that materially comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

         Section 4.15 Capital  Adequacy.  As of the date of this  Agreement  Sun
                      -----------------
has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, each of Sun and Sun Bank will have sufficient capital to satisfy all applicable regulatory capital requirements.

         Section 4.16 Sun Shares.  As of the date hereof,  Sun has available and
                      ----------
reserved shares of Sun Common Stock sufficient for issuance pursuant to the Merger. The Sun Shares to be issued hereunder pursuant to the Merger will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Sun, with no personal liability attaching to the ownership thereof.

         Section 4.17 Untrue  Statements and  Omissions.  No  representation  or
                      ---------------------------------
warranty contained in Article 4 of this Agreement or in the Schedules of Sun contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of the Business of the Parties.
                     --------------------------------------

                 (a) During the period from the date of this Agreement to the Effective Time of the Merger, Advantage shall, and shall cause its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, (iii) preserve for itself and Sun the goodwill of the customers of Advantage and its subsidiaries and others with whom business relationships exist, and (iv) except as required by law or regulation, take no action which would adversely affect or delay the ability of Advantage or Sun to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Advantage shall not, without the prior written consent of Sun, to:

                    (i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of Advantage;

                    (ii) except for the issuance of Advantage Shares pursuant to the terms of the Advantage Options, change the number of shares of the authorized, issued or outstanding capital stock of Advantage, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Advantage, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Advantage; provided that Advantage may pay a one time special cash dividend of up to $.07 per share on each Advantage Share issued and outstanding (other than shares held in treasury and unawarded shares held in benefit plans) prior to the Effective Time.

                    (iii)incur any material  liabilities or material obligations
                         (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument;

                    (iv) make any capital expenditures individually in excess of
                         $10,000 other than expenditures necessary to maintain existing assets in good repair;

                    (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein;

                    (vi) except as set forth in Schedule  5.1(b)(vi)  and to the extent that the payment pursuant to Section 6.3(f) may constitute a bonus, pay any bonuses to any employee, officer, director or other person; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan other than any amendment to any such plan that would permit service on the Advisory Board (as defined in Section 6.10) or the Board of
                         Directors of Sun or Sun Bank to constitute a continuation of service under such plan, except as may be required by law; grant any general increase in compensation or pay any bonuses to its employees as a class or to its officers or employees except for ordinary course salary increases of not more than five percent (5%) of the previous year's base salary per individual, and following not less than three business days prior notice to Sun; grant any increase in fees or other compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

                    (vii)enter  into or extend any  agreement,  lease or license relating to real property, personal property, data processing or bankcard functions relating to Advantage that involves an aggregate of $10,000 or more;

                    (viii) acquire or agree to acquire five percent (5%) or more of the assets or equity securities of any Person or acquire direct or indirect control of any Person other than in connection with foreclosures in the ordinary course of business; provided however, Advantage shall consult with Sun with respect to any such foreclosures;

                    (ix) originate,  purchase,  extend  or  grant  any  loan  in principal amount in excess of $1,000,000, or engage or participate in any lending activities, including modifications to any loans existing on the date hereof;

                    (x) file any applications or make any contract with respect to branching by Advantage (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property;

                    (xi) form any new subsidiary;

                    (xii)increase or decrease the rate of interest  paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Advantage's past practices;

                    (xiii) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

                    (xiv)purchase or sell or  otherwise  acquire any  investment securities; or

                    (xv) commence any cause of action or  proceeding  other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Advantage for material money damages or restrictions upon any of their operations.

         Section  5.2  Current  Information.  During the period from the date of
                       --------------------
this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Advantage will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Sun and to report the general status of the ongoing operations of Advantage. Advantage will promptly notify Sun of any material change in the normal course of business or the operations or the properties of Advantage, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Advantage, the institution or the threat of material litigation, claims, threats or causes of action involving Advantage, and will keep Sun fully informed of such events. Advantage will furnish to Sun, promptly after the preparation and/or receipt by Advantage thereof, copies of its unaudited monthly and quarterly periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to Sun, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Advantage and the Financial Regulatory Reports of Advantage, as applicable.

         Section 5.3 Access to Properties; Personnel and Records; Systems Integration.
                       ---------------------------------------------------------

                 (a) For so long as this Agreement shall remain in effect, each party and its subsidiaries, if any, shall permit the other party or its agents full access, during normal business hours, to its properties, and shall disclose and make available (together with the right to copy) to the other party and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which the other party may have a reasonable interest, and each party shall use their reasonable best efforts to provide to the other party and its representatives access to the work papers of such party. For so long as this Agreement shall remain in effect, Advantage shall provide to Sun with as much notice as possible of all special and regular meetings of the Advantage Board of Directors and committees thereof and of all meetings of officers of Advantage and Advantage will permit a Sun representative to attend all such meetings. Advantage shall provide daily information regarding the business activities and operations of Advantage and all parties will establish procedures for coordination and monitoring of transition activities. No party shall be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement entered into by Advantage prior to the date hereof; provided that each party shall cooperate with the other party in seeking to obtain Consents from appropriate  parties  under  whose  rights  or  authority  access  is  otherwise restricted.  The  foregoing  rights  granted  shall  not,  whether  or  not  and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement.

                 (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (1) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (2) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Without the consent of the other party, neither party shall use information furnished to such party other than for the purposes of the transactions contemplated hereby.

                 (c) From and after the date hereof, Advantage shall, and shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause Advantage's data processing service providers to, cooperate and assist Sun in connection with an electronic and systematic conversion of all applicable data regarding Advantage to Sun Bank's system of electronic data processing. In furtherance of, and not in limitation of, the foregoing, Advantage shall make reasonable arrangements during normal business hours to permit personnel and representatives of Sun Bank to train Advantage's employees in Sun Bank's system of electronic data processing. Advantage shall permit Sun to train the Advantage's employees during the one-month period before the anticipated Effective Time of the Merger with regard to Sun's operations, policies and procedures at Sun's sole cost and expense. This training may take place at Advantage's branch offices at such times to be determined in cooperation with Advantage and shall be conducted in a manner so as to not interfere with the business operations of the branch offices.

         Section 5.4  Approval of  Shareholders.  Advantage  will take all steps
                      -------------------------
necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement (but in no event later than 45 days after the Registration Statement has been declared effective) and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of Advantage will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Advantage will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids.  Except with respect to this  Agreement  and
                     -------------
the transactions contemplated hereby, neither Advantage nor any "Affiliate" (as defined herein) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by Advantage shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Neither Advantage nor any Affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing. Advantage shall promptly notify Sun orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Advantage shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing provisions of this Section 5.5, in the event that, prior to obtaining shareholder approval of the Merger, Advantage receives an unsolicited bona fide proposal for a takeover proposal, and the Advantage Board concludes in good faith (after consultation with its outside counsel and financial advisor) that failure to take such actions would result in a violation of its fiduciary duties under applicable law, Advantage may furnish or cause to be furnished confidential information or data to the third party making such proposal and participate in negotiations or discussions, provided that prior to providing (or causing to be provided) any confidential information or data permitted to be provided pursuant to this sentence, Advantage shall have entered into a confidentiality agreement with such third party on terms no less restrictive to Advantage than the confidentiality agreement with Sun, and provided further that Advantage also shall provide to Sun a copy of any such confidential information or data that it is providing to any third party pursuant to this Section 5.5 to the extent not previously provided or made available to Sun. As used in this
Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving Advantage or for the acquisition of a significant equity interest in Advantage or for the acquisition of a significant portion of the assets or liabilities of Advantage.

         Section 5.6 Notice of  Deadlines.  Schedule 5.6 lists the deadlines for
                     --------------------
extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Advantage is a party.

         Section 5.7 Maintenance of Properties;  Certain Remediation and Capital
                     -----------------------------------------------------------
Improvements.  Advantage will maintain their respective properties and assets in
------------
satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.8  Environmental  Audits.  Upon the  written  request of Sun,
                      ---------------------
which request shall occur within thirty (30) days of the date hereof, Advantage will, at Sun's expense, with respect to each parcel of real property that Advantage owns, procure and deliver to Sun, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to Sun.

         Section 5.9 Title  Insurance.  Upon the written  request of Sun,  which
                     ----------------
request shall occur within thirty (30) days of the date hereof, Advantage will, at Sun's expense, with respect to each parcel of real property that Advantage owns, procure and deliver to Sun, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to Sun, which policy shall be free of all material exceptions to Sun's reasonable satisfaction.

         Section 5.10 Surveys.  Upon the written  request of Sun,  which request
                      -------
shall occur within thirty (30) days of the date hereof, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.9, Advantage, at Sun' expense, will procure and deliver to Sun at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to Sun, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured prior to the Effective Time of the Merger.

         Section 5.11 Consents to Assign and Use Leased  Premises.  With respect
                      -------------------------------------------
to the leases disclosed in Schedule 3.14(b), Advantage will obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of Advantage to Sun Bank and to permit the use and operation of the leased premises by Sun Bank as of the Closing. Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger, Advantage shall take, or cause to be taken, all steps reasonably requested by Sun to cure any deficiencies in regulatory compliance by Advantage; provided, however, neither Sun nor Sun Bank shall be responsible for discovering, nor shall Sun have any liability resulting from, such deficiencies or attempts to cure them.

         Section 5.13 Conforming  Accounting and Reserve Policies.  Upon written
                      -------------------------------------------
confirmation from Sun that all conditions to closing set forth in Articles 8 and 9 have been satisfied or waived, at the request of Sun, Advantage shall immediately prior to Closing establish and take such reserves and accruals as Sun reasonably shall request to conform Advantage's loan, accrual, reserve and other accounting policies to the policies of Sun Bank.

         Section 5.14 Affiliate and Voting  Agreements.  Advantage shall deliver
                      --------------------------------
to Sun as of the date of the Agreement, a Voting Agreement in form and substance as set forth on Exhibit 5.14, executed by each director and executive officer of Advantage.

                                   ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section  6.1  Best  Efforts;  Cooperation.  Subject  to the  terms  and
                       ---------------------------
conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters.
                     ------------------

                 (a) As  promptly  as  practicable   following the execution and
delivery of this Agreement, but in no event more than sixty (60) days from the date hereof, Sun and Advantage shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Advantage. Each of the parties shall have the right to review any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. The parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries, if any, from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Employment and Employee Benefits Matters.
                     ----------------------------------------

                 (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Sun or any of its affiliates and any officer or employee of Advantage or an obligation on the part of Sun or any of its affiliates to employ any such officers or employees.

                 (b) Except as otherwise set forth in this Section 6.3, the parties agree that appropriate steps shall be taken to terminate all Employee Benefit Plans of Advantage as soon as administratively feasible following the Effective Time of the Merger, provided that the conditions of this Subsection
(b) and of paragraphs (i)-(iii) below are then met and provided further that all current employees, and all former employees of Advantage who are presently covered under COBRA, who were participating immediately prior to the Merger in employee benefit plans of Advantage for which Sun maintains a corresponding plan shall commence participation in Sun's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the Employee Benefit Plans of Advantage without any gap or interruption in coverage (including any gap affecting any of Advantage employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to Section 6.3(e) hereof and except as otherwise specifically provided below, Sun agrees that the officers and employees of Advantage who Sun employ shall be eligible to participate in Sun's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of Sun; provided, however, that:

                    (i) with respect to each Sun Health Plan, Sun shall waive all waiting periods under said plans for pre-existing conditions to the extent that such conditions were previously subject to coverage by the Advantage plans and employees shall be given credit for co-payments and deductibles incurred during the current calendar year under the Advantage plans;

                    (ii) credit  for each  such  employee's  past  service  with
                         Advantage prior to the Effective Time of the Merger ("Past Service Credit") shall be given by Sun to continuing Advantage employees for purposes of establishing eligibility for participation in and vesting under Sun's welfare and fringe benefit plans; and

                    (iii)Past   Service   Credit   shall  be  given  by  Sun  to
                         continuing Advantage employees for purposes of Sun's vacation policy effective with the beginning of the first calendar year following the Closing Date and continuing Advantage employees shall be permitted to take the balance of their accrued vacation during the period between the Closing Date and the end of the current calendar year. Advantage shall provide Sun with a list of each Advantage employee's accrued vacation as of the Closing Date.

                 (c) Advantage maintains a 401(k) plan for the benefit of its employees. Sun will assume the 401(k) plan maintained by Advantage. Sun shall recognize past service credit for continuing employees of Advantage who become participants in the Sun 401(k) plan.

                 (d)  Sun  shall  provide  COBRA  coverage  under  any  of   the
Advantage Employee Benefit Plans subject to COBRA for all M&A qualified beneficiaries under Q&A 4 of Treasury Regulation ss. 54.4890B-9.

                 (e) Any employee of Advantage whose employment with Sun Bank is involuntarily terminated by Sun Bank, absent termination for cause in accordance with policies of Sun or Sun Bank, shall receive severance payments in accordance with the policy and years of service information set forth on
Schedule 6.3(e).

                 (f) On the Closing Date, Advantage shall pay Peter G. Schoberl an amount equal to all sums to which Mr. Schoberl, in the event of his termination, would be entitled pursuant to Section 4.F. of the Employment Agreement, dated January 31, 2005, between Advantage and Mr. Schoberl.

         Section 6.4 Indemnification.
                     ---------------

                 (a) For a period of six (6) years after the Effective Time of the Merger, Sun shall indemnify, defend and hold harmless each person entitled to indemnification from Advantage (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, transactions contemplated by this Agreement) to the fullest extent which Advantage would have been permitted under any applicable law (and Sun shall also advance expenses, including, but not limited to, fees and disbursements of legal counsel as incurred).

                 (b) After   the   Effective   Time  of  the Merger,  directors,
officers and employees of Advantage, except for the indemnification rights provided for in this Section 6.4 above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of Sun and its subsidiaries would be entitled under the Certificate of Incorporation and Bylaws of Sun or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as Sun may then make available to officers, directors and employees of Sun and its subsidiaries.

                 (c) Sun shall use its best efforts (and Advantage shall cooperate prior to the Effective Time of the Merger) to maintain in effect for a period of three (3) years after the Effective Time of the Merger Advantage's existing directors' and officers' liability insurance policy (provided that Sun may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii)with the consent of Advantage (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that Sun shall not be obligated to make premium payments for such three (3) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Advantage's directors and officers, 150% of the annual premium payments on Advantage's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sun shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

                (d) If Sun or any of its successors or assigns shall consolidate with or merge into any other person and shall not be continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of Sun shall assume the obligations set forth in this Section 6.4.

         Section 6.5 Registration  Statement.  Sun shall use its reasonable best
                     -----------------------
efforts to cause the Registration Statement to be filed with the SEC within ninety days of the date hereof and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement/Prospectus for the meeting of Advantage's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. Advantage will furnish to Sun the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. Sun shall take all actions required to qualify or obtain exemptions from such qualifications for the Sun Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.6 Transaction Expenses of Advantage.
                     ---------------------------------

                 (a) Schedule 6.6(a) contains Advantage's estimated budget of transaction-related expenses reasonably anticipated to be payable by Advantage in connection with this Agreement and the transactions contemplated thereunder, including any payments to be made in accordance with any employment agreements or bonus arrangements between any officer and Advantage to be made before or after the Effective Time of the Merger, based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Advantage shall use its best efforts to maintain expenses within the budget.

                 (b) Promptly after the execution of this Agreement, Advantage shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within thirty (30) days. Advantage shall review these invoices and track such expenses against the budget referenced above, and Advantage shall advise Sun of such matters prior to payment of such invoices.

                 (c) Advantage shall cause its professionals to render monthly invoices within thirty (30) days after the end of each month. Advantage shall advise Sun monthly of such invoices for professional services, disbursements and reimbursable expenses which Advantage has incurred in connection with this Agreement prior to payment of such invoices, and Advantage shall track such expenses against the budget referenced above.

                 (d) Sun, in reasonable consultation with Advantage, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus, the expenses of which shall be the responsibility of Advantage.

                 (e) Not later than two business days prior to the Closing Date, Advantage shall provide Sun with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted or payments have not been made. Advantage shall detail any variance of such transaction expenses to the budget set forth at Advantage Schedule 6.6(a) as of the date of the Agreement.

         Section 6.7 Press Releases.  Sun and Advantage agree that they will not
                     --------------
issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, without first consulting with the other party as to the form and substance of such disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

         Section 6.8 Prior Notice and Approval  Before  Payments To Be Made.  No
                     ------------------------------------------------------
payments shall be made by Advantage to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to any employment agreement, severance arrangement, stock option, deferred compensation plan, bonus, vacation or leave plan or other compensation or benefits program), including payments upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Advantage, except to the extent that such intended payments (i) have been set forth in the Advantage Schedules furnished to Sun at the date of this Agreement, (ii) with prior written notice to Sun of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and Advantage satisfactory to Sun in form and substance, and (iv) the consent of Sun. Prior to Advantage making any such payments to any officer or director, Advantage, with the assistance of its tax accountants, shall determine that no such payments, if made, shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, and Advantage shall furnish Sun with a detailed schedule related to such determination prior to making any such payments.

         Section 6.9 Nasdaq Listing. Sun shall cause the Sun Shares to be issued
                     --------------
in the Merger to be approved for listing for quotation on NASDAQ, subject to official notice of issuance, as of the Effective Time.

         Section 6.10 Sun Advisory  Board for Somerset and  Hunterdon  Counties.
                      ---------------------------------------------------------
Sun will invite the six (6) individuals who were formerly serving as non-employee directors on the Board of Directors of Advantage immediately prior to the Effective Time, and not appointed to the Board of Directors of Sun or Sun Bank, to become members of the Sun Advisory Board for Somerset and Hunterdon Counties (the "Advisory Board") that will be established by Sun for an initial period of two (2) years following the Effective Time of the Merger. Each director appointed to the Advisory Board will be paid $2,500 in Sun Shares for each meeting attended in person, which Shares shall be awarded and deemed issued as of the Advisory Board meeting date and shall vest two years from the date of the meeting. In order to remain qualified as a member of the Advisory Board, each director must attend, in person, at least three (3) Advisory Board meetings per year. Meetings of the Advisory Board are expected to be held in Somerset or Hunterdon County and be attended by representatives of Sun senior management.

         Section 6.11 Board of  Directors of Sun and Sun Bank.  Sun and Sun Bank
                      ---------------------------------------
shall appoint John Fallone (or if Mr. Fallone is not available, one individual who was formerly serving on the Board of Directors of Advantage immediately prior to the Effective Time and who is acceptable to Sun and Sun Bank) to the Board of Directors of Sun and Sun Bank, effective as of the Effective Time, to serve until the next annual meeting of Sun and Sun Bank, subject to the right of removal for cause. Such individual appointed to Sun or Sun Bank's Board of Directors pursuant to this Section 6.11 shall not be appointed to the Advisory Board.

         Section  6.12  Peter G.  Schoberl.  As soon as  practicable  after  the
                        ------------------
Effective Time, Sun Bank shall appoint Peter G. Schoberl as Sun Bank's Executive Vice President and Area Executive for the Hunterdon and Somerset Markets to report directly to Sun Bank's President and Chief Executive Officer. In addition, on the date of such appointment, Sun will (i) grant Mr. Schoberl 5,000 stock options for Sun Shares, on terms and conditions consistent with Sun's existing stock option plan in effect on the date of the award, and (ii) offer him a change in control severance agreement on terms and conditions substantially similar to those agreements in effect at the time for executive officers of Sun Bank in comparable positions.

Section 6.13 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of Advantage and Sun shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         Section 6.14  Registration of Sun Shares related to Exchanged  Options.
                       --------------------------------------------------------
As soon as practicable after the Effective Time, Sun shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the Sun Shares subject to issuance upon the exercise of such Advantage Options exchanged in accordance with Section 2.2 herein.

                                   ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

         The obligations of Sun, on the one hand, and Advantage, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder  Approval.  The Merger shall have been approved
                     ---------------------
by the requisite vote of the shareholders of Advantage.

         Section  7.2  Regulatory  Approvals.  All  necessary  Consents  of  the
                       ---------------------
Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation.  There shall be no actual or threatened  causes
                     ----------
of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either Sun or Advantage, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of Sun or Advantage, as the case may be.

         Section  7.4  Proxy   Statement   and   Registration   Statement.   The
                       --------------------------------------------------
Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and Sun shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Sun Shares pursuant to the terms of this Agreement.

         Section 7.5 Tax Opinion.  Advantage  shall have  received an opinion of
                     -----------
Malizia Spidi & Fisch, PC, counsel to Sun and Sun Bank, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, (b) there will be no gain or loss recognized by Advantage, Sun or Sun Bank in connection with the Merger, and (c) any gain (but not loss) realized in the Merger will be recognized by the shareholders of Advantage only to the extent of cash or other property (other than Sun Shares) received by the shareholders of Advantage in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of Advantage, Sun, Sun Bank and others.

                                   ARTICLE 8

                      CONDITIONS TO THE OBLIGATIONS OF SUN

         The obligation of Sun to consummate the Merger is subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of Advantage contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein), as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement.

         Section 8.2 Performance of Obligations.  Advantage shall have performed
                     --------------------------
all covenants, obligations and agreements required to be performed by it in all material respects under this Agreement prior to the Effective Time of the Merger.

         Section  8.3  Certificate  Representing   Satisfaction  of  Conditions.
                       --------------------------------------------------------
Advantage shall have delivered to Sun a certificate of the Chief Executive Officer of Advantage dated as of the Closing Date as to the satisfaction of the matters described in Section 8.1 and Section 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Advantage under Article 3 of this Agreement.

         Section  8.4  Absence  of  Adverse  Facts.  There  shall  have  been no
                       ---------------------------
determination by Sun that any fact, event or condition exists or has occurred that, in the judgment of Sun, would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of Advantage or the consummation of the transactions contemplated by this Agreement.

         Section 8.5 Consents Under  Agreements.  Advantage  shall have obtained
                     --------------------------
the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Advantage under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of Sun, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.6 Material Condition. There shall not be any action taken, or
                     ------------------
any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Sun, any material adverse requirement upon Sun or any Sun subsidiary, including, without limitation, any requirement that Sun sell or dispose of any significant amount of the assets of Advantage, or any other Sun subsidiary.

         Section 8.7  Certification of Claims.  Advantage shall have delivered a
                      -----------------------
certificate to Sun that other than as set forth in such certificate, Advantage is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Advantage.

         Section  8.8  Dissenting  Shares.  No more than 10% of the  issued  and
                       ------------------
outstanding shares of Advantage common stock shall be Dissenting Shares.

                                   ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF ADVANTAGE

         The obligation of Advantage to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of Sun contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein), as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement.

         Section 9.2  Performance  of  Obligations.  Sun and Sun Bank shall have
                      ----------------------------
performed in all material respects all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate  Representing  Satisfaction of Conditions.  Sun
                     -----------------------------------------------------
shall have delivered to Advantage a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Section 9.1 and
Section 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Sun under
Article 4 of this Agreement.

         Section  9.4  Nasdaq  Listing.  The Sun  Shares  shall  continue  to be
                       ---------------
admitted for quotation on Nasdaq.

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT


         Section 10.1  Termination.  This  Agreement may be  terminated  and the
                       -----------
Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of the Board of Directors of Sun and Advantage; or

                 (b) by the Board of Directors of Sun or Advantage if the Merger shall not have occurred on or prior to May 31, 2006, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by the Board of Directors of Sun or Advantage (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.1 of this Agreement in the case of Advantage and Section 9.1 in the case of Sun or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of Advantage and Section 9.1 of this Agreement in the case of Sun; or

                 (d) by the Board of Directors of Sun or Advantage (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.1 of this Agreement in the case of Advantage and Section 9.1 in the case of Sun or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                 (e) by the Board of  Directors of Sun or Advantage in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Advantage fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at Advantage's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (f) by the Board of Directors of Sun or Advantage (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.1 of this Agreement in this case of Advantage and Section 9.1 in the case of Sun or in breach of any covenant or agreement contained in this Agreement) upon delivery of written notice of termination at the time that it is determined that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement; or

                 (g) by the Board of Directors of Sun, (a) if Advantage fails to hold its shareholder meeting to vote on the Agreement within 45 days of the Registration Statement filed with respect to the Sun Shares to be issued in accordance with this Agreement being declared effective by the Securities and Exchange Commission, or (b) if Advantage's Board of Directors either (i) fails to recommend, or fails to continue its recommendation, that the shareholders of Advantage vote in favor of the adoption of this Agreement, or (ii) modifies, withdraws or changes in any manner adverse to Sun its recommendation that the shareholders of Advantage vote in favor of the adoption of this Agreement; or

                 (h) By Advantage if it determines by a vote of the majority of the members of its Board of Directors, and notifies Sun, at any time during the five (5) day period commencing two (2) business days after the Determination Date and if both of the following conditions are satisfied:

                    (i) The Average Closing Price of Sun Common Stock is less than $17.70 (adjusted as set forth in the last sentence of this Section 10.1(h)); and

                    (ii) (x) the number obtained by dividing the Average Closing
                         Price on the Determination Date by the Starting Price (such number being referred to herein as the "Sun Ratio") shall be less than (y) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting .20 from the quotient in this clause (ii)(y) (such number being referred to herein as the "Index Ratio");

         If  Advantage  elects to  terminate  this  Agreement  pursuant  to this
Section 10.1(h), it shall give notice to Sun within the aforementioned five (5) day period, provided such notice may be withdrawn at any time. During the five
(5) day period commencing with its receipt of such notice, Sun shall have the option of adjusting the Per Share Stock Consideration to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $17.70 multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Sun Ratio. If Sun makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Advantage of such election and the revised Per Share Stock Consideration, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so modified), and any reference in this Agreement to "Per Share Stock Consideration" shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 10.1(h).


         For purposes of this Section 10.1(h), the following terms shall have the meaning indicated:


         "Average Closing Price" shall mean the average of the per share closing prices of the Sun Common Stock as reported on the NASDAQ for the 20 consecutive trading days ending on the Determination Date as reported by The Wall Street Journal, expressed in decimal figures carried to five figures.


         "Determination Date" means the tenth (10th) trading day prior to the Closing Date.


         "Index Group" means the nineteen (19) financial institution companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 50% of the acquirer's market capitalization. In the event that any such company is removed from the Index Group, the weights (which shall be determined based upon the market capitalization of the outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The nineteen (19) financial institution companies and the weights attributed to them are as follows:

   Financial Institution Holding Company                      Market     Market
   -------------------------------------                    Cap. ($M)  Weighting
                                                            ---------  ---------
Company Name                                   Ticker
Arrow Financial Corporation                    AROW            277.1       2.43%
Community Bank System, Inc.                    CBU             707.3       6.20%
Community Banks, Inc.                          CMTY            642.6       5.63%
F.N.B. Corporation                             FNB           1,007.3       8.83%
Financial Institutions, Inc.                   FISI            181.6       1.59%
First Commonwealth Financial Corporation       FCF             937.5       8.22%
Harleysville National Corporation              HNBC            585.9       5.14%
Lakeland Bancorp, Incorporated                 LBAI            327.5       2.87%
National Penn Bancshares, Inc.                 NPBC            877.7       7.70%
NBT Bancorp Inc.                               NBTB            765.9       6.71%
Provident Bankshares Corporation               PBKS          1,111.8       9.75%
S&T Bancorp, Inc.                              STBA            974.6       8.54%
Sandy Spring Bancorp, Inc.                     SASR            483.1       4.24%
Sterling Bancorp                               STL             395.5       3.47%
Sterling Financial Corporation                 SLFI            582.8       5.11%
Suffolk Bancorp                                SUBK            321.2       2.82%
Tompkins Trustco, Inc.                         TMP             399.7       3.50%
U.S.B. Holding Co., Inc.                       UBH             489.8       4.29%
Univest Corporation of Pennsylvania            UVSP            336.7       2.95%
Totals                                                      11,405.5      100.0%


         "Index Price" on a given date, means the weighted average (weighted in accordance with the Weighting Factors above, which were calculated with reference to the market capitalizations of the outstanding shares of common stock of the Companies listed above) based upon the closing prices on such date of the common stock of the companies comprising the Index Group.

         "Starting Date" means August 22, 2005.

         "Starting Price" means $21.45 per share.

         If Sun or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(h). (i) By the Board of Advantage prior to obtaining shareholder approval of the Merger, in the event the Board makes the determination in good faith based on the advice of legal counsel that such action of accepting such takeover proposal is required in order for the Board to comply with its fiduciary duties under applicable law, and, provided that Advantage is not in breach of the provisions of this Agreement, including, but not limited to Section 5.5 hereof, in the exercise of its fiduciary duty, to terminate this Agreement and accept a takeover proposal (as defined in Section 5.5).

         Section 10.2 Effect of Termination; Termination Fee.
                      --------------------------------------

                 (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, the Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment.

                 (b) If, after the date of this Agreement, (i) Sun terminates this Agreement in accordance with Section 10.1(g), or (ii) Advantage terminates this Agreement in accordance with Section 10.1(i), (either of (i) or (ii) being a "Trigger Event"), then immediately upon the occurrence of a Trigger Event and in addition to any other rights and remedies of Sun, Advantage shall reimburse Sun for its expenses incurred in negotiation and pursuit of the Agreement and the related transactions contemplated thereunder, including but not limited to fees and expenses of its legal counselors, investment advisors, accountants and related professionals and costs associated with such transaction and process (the "Transaction Expenses") not to exceed $375,000, and if an Acquisition Transaction (as defined below) is consummated or a definitive agreement is entered into by Advantage relating to an Acquisition Transaction, in either case within 18 months following a Trigger Event (a "Subsequent Trigger Event"), then immediately upon the occurrence of a Subsequent Trigger Event and in addition to any other rights and remedies of Sun, Advantage shall pay Sun a cash amount of $1.48 million as an agreed-upon termination fee and reimburse Sun for its
Transaction Expenses not to exceed $250,000, less any Transaction Expenses already reimbursed pursuant to this Section 10.2(b) (collectively, the "Termination Fee"). For purposes of this Section 10.2, "Acquisition Transaction" shall, with respect to Advantage, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Merger) of any company with Advantage, (b) a purchase, lease or other acquisition of all or substantially all the assets of Advantage, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of Advantage, or (d) a tender or exchange offer to acquire securities representing 10% or more of the voting power of Advantage.

                 (c) Advantage and Sun agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.


         Section 10.3 Amendments. To the extent permitted by law, this Agreement
                      ----------
may be amended by a subsequent writing signed by each of Sun and Advantage.

         Section 10.4 Waivers.  Subject to Section 11.11 hereof,  prior to or at
                      -------
the Effective Time of the Merger, Sun, on the one hand, and Advantage, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations, Warranties and Covenants.
                      ---------------------------------------------------------
The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Sun or Advantage shall not survive the Effective Time of Merger, except that Section 5.3(b) and Section 6.4 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than Sun, Advantage (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Sun or Advantage contained herein shall be deemed to be terminated or extinguished so as to deprive Sun, on the one hand, and Advantage, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Sun or Advantage and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1  Definitions.  Except as otherwise  provided  herein,  the
                       -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

                  "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                  "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

                  "Loan Property" means any property owned by Advantage, or in which Advantage holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law. Hazardous Material shall include, but not be limited to, (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "Participation Facility" means any facility in which Advantage has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

                 "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                  "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation, financial performance or prospects of such party and their respective subsidiaries, if any, taken as a whole, or
(ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include changes, effects, events, occurrences or state of facts relating to
(i) the economy or financial markets in general, (ii) the banking industry in general, (iii) the undertaking and performance or observance of the obligations contemplated by this Agreement or necessary to consummate the transactions contemplated hereby, (iv) the effect of incurring and paying expenses in connection with negotiating, entering into, performing and consummating the transactions contemplated by this Agreement, (v) changes in applicable laws or the interpretation thereof after the date hereof, and (vi) changes in GAAP or the interpretation thereof after the date hereof.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System (the "FRB"), the OCC, and all state regulatory agencies having jurisdiction over the parties (including the New Jersey Department of Banking and Insurance), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section  11.2  Entire  Agreement.  This  Agreement  and  the  documents
                        -----------------
referred to herein contain the entire agreement among Sun and Advantage with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

Except as expressly set forth in Section 6.4 of this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.3  Notices.  All notices or other  communications  which are
                       -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                  If to Advantage:

                           Advantage Bank
                           3421 Route 22 East
                           Branchburg, NJ 08876
                           Attention:  Peter G. Schoberl, President and Chief Executive Officer
                           Facsimile No.:  (908) 685-5801

                  With a copy to:

                           Pitney Hardin LLP
                           Attention:  Ronald H.  Janis, Esq.
                           Delivery:
                           --------
                           200 Campus Drive
                           Florham Park, NJ  07932
                           Mail:
                           ----
                           P.O. Box 1945
                           Morristown, NJ  07962-1945
                           Facsimile No.  (973) 966-1015

                  If to Sun, then to:

                           Sun Bancorp, Inc.
                           226 Landis Avenue
                           Vineland, New Jersey  08360
                           Attention:  Thomas A. Bracken, President and Chief Executive Officer
                           Facsimile No.:  (856) 691-9187

                  With a copy to:

                           Malizia Spidi & Fisch, PC
                           1100 New York Avenue, NW
                           Suite 340 West
                           Washington, DC 20005
                           Attention: John J. Spidi, Esq.
                           Facsimile No.: (202) 434-4661

All such notices or other  communications shall be deemed to have been delivered
(i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section  11.4  Severability.   If  any  term,  provision,  covenant  or
                        ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.5 Costs and Expenses. Except as set forth in Section 6.6(d),
                      ------------------
expenses incurred by Advantage on the one hand and Sun on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section  11.6  Captions.  The  captions as to  contents  of  particular
                        --------
articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer. Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.8 Persons  Bound;  No Assignment.  This  Agreement  shall be
                      ------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by Sun to a subsidiary of Sun).

         Section  11.9  Governing  Law.  This  Agreement  is made  and  shall be
                        --------------
governed by and construed in accordance with the laws of the State of New Jersey (without respect to its conflicts of laws principles) except to the extent federal law may apply.

         Section  11.10  Exhibits  and  Schedules.  Each  of  the  exhibits  and
                         ------------------------
schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.11 Waiver. The waiver by any party of the performance of any
                       ------
agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.12  Construction of Terms.  Whenever used in this Agreement,
                        ---------------------
the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.


[CORPORATE SEAL]                       SUN BANCORP, INC.


                                       By: /s/Thomas A. Bracken
                                           -------------------------------------
                                           Thomas A. Bracken
                                           President and Chief Executive Officer
ATTEST:


/s/Sidney R. Brown
------------------
Sidney R. Brown
Its Secretary

[CORPORATE SEAL]                       SUN NATIONAL BANK


                                       By: /s/Thomas A. Bracken
                                           -------------------------------------
                                           Thomas A. Bracken
                                           President and Chief Executive Officer
ATTEST:

/s/Edward H. Salmon
------------------
Edward H. Salmon
Its Secretary

[CORPORATE SEAL]                       ADVANTAGE BANK


                                       By: /s/Peter G. Schoberl
                                           -------------------------------------
                                           Peter G. Schoberl
                                           President and Chief Executive Officer
ATTEST:


/s/Barbara J. DeGiulo
---------------------
Name: Barbara J. DeGiulo
Its Secretary

                                SUN BANCORP, INC.
                           CORPORATE ACKNOWLEDGEMENTS

STATE OF  NEW JERSEY                )
                                    ) ss.:
COUNTY OF CUMBERLAND                )

         On this 25th day of August, 2005, before me, Alison B. Seiler the undersigned officer, personally appeared Thomas A. Bracken known personally to me to be the President and CEO (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/Alison B. Seiler
                                        ----------------------------------------
                                        Alison B. Seiler
                                        Notary Public Of New Jersey

         (SEAL)                         My Commission Expires: July 13, 2009
                                                               I.D. #16337


STATE OF  NEW JERSEY                )
                                    ) ss.:
COUNTY OF CAMDEN                    )

         On this 25th day of August, 2005, before me, Lisa M. Keen the undersigned officer, personally appeared Sidney R. Brown known personally to me to be the Secretary (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                        /s/Lisa M. Keen
                                        ----------------------------------------
                                        Lisa M. Keen
                                        Notary Public Of New Jersey

         (SEAL)                         My Commission Expires: 1/28/2010

                                SUN NATIONAL BANK
                           CORPORATE ACKNOWLEDGEMENTS

STATE OF  NEW JERSEY                )
                                    ) ss.:
COUNTY OF CUMBERLAND                )

         On this 25th day of August, 2005, before me, Alison B. Seiler the undersigned officer, personally appeared Thomas A. Bracken known personally to me to be the President and CEO (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                        /s/Alison B. Seiler
                                        ----------------------------------------
                                        Alison B. Seiler
                                        Notary Public of New Jersey
         (SEAL)                         My Commission Expires: July 13, 2009
                                                               I.D. #16337

STATE OF   NEW JERSEY               )
                                    ) ss.:
COUNTY OF  CUMBERLAND               )

         On this 25th day of August, 2005, before me, Pricilla McCoy the undersigned officer, personally appeared Edward H. Salmon known personally to me to be the Secretary (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/Priscilla McCoy
                                        ----------------------------------------
                                        Priscilla McCoy
                                        Notary Public of New Jersey

         (SEAL)                         My Commission Expires: January 18, 2007

                                SUN NATIONAL BANK
                           CORPORATE ACKNOWLEDGEMENTS

STATE OF  NEW JERSEY                )
                                    ) ss.:
COUNTY OF SOMERSET                  )

         On this 25th day of August, 2005, before me, Michele Kavanaugh the undersigned officer, personally appeared Peter G. Schoberl known personally to me to be the President and CEO (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/Michele Kavanaugh
                                        ----------------------------------------
                                        Michele Kavanaugh
                                        Notary Public

         (SEAL)                         My Commission Expires: 6/25/09


STATE OF  NEW JERSEY                )
                                    ) ss.:
COUNTY OF SOMERSET                  )

         On this 25th day of August, 2005, before me, Michele Kavanaugh the undersigned officer, personally appeared Barbara J. DeGiulo known personally to me to be the Corporate Secretary (Title) of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/Michele Kavanaugh
                                        ----------------------------------------
                                        Michele Kavanaugh
                                        Notary Public

         (SEAL)                         My Commission Expires: 6/25/09